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                                                                      EXHIBIT 23

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
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     We consent to the reference to our firm under the captions "Experts" and
"Financial Statements" and to the use of our audit reports on Software Technology, Inc. dated August 15, 1996 and March 31, 1995 and on Exigent International, Inc., dated December 6, 1996 in the Form S-1 Registration Statement filed on behalf of Exigent International, Inc. for the registration of 3,520,245 Common Shares and 1,070,270 Common Stock Purchase Warrants of Exigent International, Inc. under Section 8(a) of the Securities Act of 1933 (the "1933 Act") and in Form 8-A filed on behalf of Exigent International, Inc. under
Section 12(g) of the Securities Exchange Act of 1934 which incorporates the 1933 Act filing by reference.

Dated:  January 6, 1997                          Hoyman, Dobson & Company, P.A.

                                                 By: /s/ Charles W. Hoyman, Jr.
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                                                 Title: President
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